As filed with the Securities and Exchange Commission on January 27, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CytomX Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	27-3521219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

151 Oyster Point Blvd.

Suite 400

South San Francisco, CA 94080

(650) 515-3185

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CytomX Therapeutics, Inc. 2015 Equity Incentive Plan

CytomX Therapeutics, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Sean A. McCarthy, D.Phil.

President and Chief Executive Officer

CytomX Therapeutics, Inc.

151 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080

(650) 515-3185

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Cynthia J. Ladd Senior Vice President and General Counsel CytomX Therapeutics, Inc. 151 Oyster Point Blvd., Suite 400 South San Francisco, CA 94080 (650) 515-3185	Mark V. Roeder, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price Per Share	Amount of Registration Fee
Common Stock, par value $0.00001 per share	1,459,606 shares(3)	$11.50	$16,785,469.00	$1,945.44
Common Stock, par value $0.00001 per share	364,901 shares(4)	$11.50	$4,196,361.50	$486.36
Total:	1,824,507 shares	$11.50	$20,981,830.50	$2,431.80

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) and the CytomX Therapeutics, Inc. Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the registrant’s common stock as reported on The NASDAQ Global Select Market on January 23, 2017, which is $11.50.
(3)	Represents the additional shares of common stock available for future issuance under the 2015 Plan resulting from an annual increase as of January 1, 2017.
(4)	Represents the additional shares of common stock available for future issuance under the ESPP resulting from an annual increase as of January 1, 2017.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,824,507 shares of the Registrant’s common stock issuable under the following employee benefit plans for which Registration Statements of the Registrant on Form S-8 (File Nos. 333-207694 and 333-209992) is effective: (i) the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan, as a result of the operation of an automatic annual increase provision therein, which added 1,459,606 shares of common stock, and (ii) the CytomX Therapeutics, Inc. Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 364,901 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON

FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October 30, 2015 (File No. 333-207694) and March 7, 2016 (File No. 333-209992) are incorporated by reference herein; except for Items 3 and 8 which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(1)     the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 7, 2016;

(2)     the Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the Commission on May 6, 2016, August 3, 2016 and November 3, 2016, respectively;

(3)    the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 from the Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2016;

(4)    the Registrant’s Current Reports on Form 8-K filed with the SEC on January 20, 2016, March 7, 2016, April 21, 2016, April 28, 2016, June 13, 2016, December 5, 2016, December 13, 2016 and December 14, 2016; and

(5)     the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 6, 2015, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on this 27th day of January, 2017.

CytomX Therapeutics, Inc.

By:	/s/ Sean A. McCarthy
Sean A. McCarthy, D.Phil.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Sean A. McCarthy and Robert C. Goeltz, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sean A. McCarthy Sean A. McCarthy, D.Phil	President, Chief Executive Officer and Director (Principal Executive Officer)	January 27, 2017

/s/ Robert C. Goeltz II Robert C. Goeltz II	Chief Financial Officer (Principal Financial and Accounting Officer)	January 27, 2017

/s/ Hoyoung Huh Hoyoung Huh, M.D. Ph.D.	Director	January 27, 2017

/s/ Neil Exter Neil Exter	Director	January 27, 2017

/s/ Frederick W. Gluck Frederick W. Gluck	Director	January 27, 2017

/s/ Timothy M. Shannon Timothy M. Shannon, M.D.	Director	January 27, 2017

Signature	Title	Date

/s/ John A. Scarlett John A. Scarlett, M.D.	Director	January 27, 2017

/s/ Matthew P. Young Matthew P. Young	Director	January 27, 2017

Exhibit Index

		Incorporated by Reference			Filed Herewith
Exhibit Number	Exhibit Description	Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation.	8-K	10/19/2015	3.1

4.2	Amended and Restated Bylaws.	8-K	10/19/2015	3.2

4.3	Form of Common Stock Certificate.	S-1/A	9/28/2015	4.1

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of independent registered public accounting firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1(a)#	CytomX Therapeutics, Inc. 2015 Equity Incentive Plan.	S-1/A	10/6/2015	10.5

99.1(b)#	Form of Option Award Notice under the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan.	10-Q	11/23/2015	10.4

99.1(c)#	Form of Early Exercise Option Award Notice under the CytomX Therapeutics, Inc. 2015 Equity Incentive Plan.	10-Q	11/23/2015	10.5

99.2(a)#	CytomX Therapeutics, Inc. Employee Stock Purchase Plan.	S-1/A	9/28/2015	10.6

#Indicates management contract or compensatory plan.